Exhibit 99.1

FOR IMMEDIATE RELEASE

AMERICAN VANGUARD REPORTS FIRST QUARTER 2013 RESULTS

Record performance driven by strong demand for corn herbicide and insecticide products

Newport Beach, CA – May 2, 2013 – American Vanguard Corporation (NYSE:AVD), today announced financial results for the first quarter ended March 31, 2013.

Fiscal 2013 First Quarter Financial Highlights – versus Fiscal 2012 First Quarter

•	Net sales of $121.5 million, compared with $87.3 million, an increase of 39%.

•	Net income of $16.9 million, compared with $8.7 million, an increase of 94%.

•	Earnings per diluted share of $0.59, compared with $0.31, an increase of 90%.

Eric Wintemute, Chairman and CEO of American Vanguard, stated: “This record 2013 first quarter result demonstrates the continuing performance that we have been delivering over the last three years. Our net sales increase of 39% was driven largely by the strong demand for both our granular soil insecticides and our Impact® herbicide in the U.S. corn market. Gross profit margins rose to 44% on a profitable product mix, improved pricing and continued progress on factory utilization. Operating expenses as a percentage of net sales declined to 23%, despite higher selling and administrative expenses associated with our dynamic growth. Stronger sales, improved gross margins and operating expense management enabled us to improve our net income by 94%...to a very strong 14% of net sales.”

Mr. Wintemute continued, “First quarter sales of granular soil insecticides for corn continued their strong fourth quarter 2012 trend. This is driven by U.S. corn growers who continue to support our proven crop protection products in conjunction with genetically modified seeds, as part of an integrated pest management system. This provides the most comprehensive defense against root damaging soil insects. American Vanguard has the largest offering of these yield enhancing insecticides along with the most advanced, closed delivery equipment for safely and efficiently dispensing these products. We also are benefitting from our co-marketing program with Monsanto, which rewards corn growers for using AMVAC’s Impact® post-emergent herbicide with Monsanto’s widely used Roundup® glyphosate herbicide brands.”

Mr. Wintemute concluded, “We continue to expand our business with a number of exciting new developments. During the quarter we announced the registration of our SmartBlock® potato sprout inhibitor, our investment in the natural products technology of TyraTech, Inc. and the continued staffing of our international subsidiary in the Netherlands. We look forward to giving additional details during our first quarter earnings call.”

Conference Call

Eric Wintemute, Chairman & CEO and David T. Johnson, VP & CFO, will conduct a conference call focusing on the financial results at 4:30 pm ET / 1:30 pm PT on Thursday, May 2, 2013. Interested parties may participate in the call by dialing (201) 493-6744 – please dial in 10 minutes before the call is scheduled to begin, and ask for the American Vanguard call. The conference call will also be webcast live via the News and Media section of the Company’s web site at www.american-vanguard.com. To listen to the live webcast, go to the web site at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the Company’s web site.

About American Vanguard

American Vanguard Corporation is a diversified specialty and agricultural products company that develops and markets products for crop protection and management, turf and ornamentals management and public and animal health. American Vanguard is included on the Russell 2000® and Russell 3000® Indexes and the Standard & Poor’s Small Cap 600 Index. To learn more about American Vanguard, please reference the Company’s web site at www.american-vanguard.com.

The Company, from time to time, may discuss forward-looking information. Except for the historical information contained in this release, all forward-looking statements are estimates by the Company’s management and are subject to various risks and uncertainties that may cause results to differ from management’s current expectations. Such factors include weather conditions, changes in regulatory policy and other risks as detailed from time-to-time in the Company’s SEC reports and filings. All forward-looking statements, if any, in this release represent the Company’s judgment as of the date of this release.

Company Contact:	Investor Representative
American Vanguard Corporation	The Equity Group Inc.
William A. Kuser, Director of Investor Relations	www.theequitygroup.com
(949) 260-1200	Lena Cati (212) 836-9611
williamk@amvac-chemical.com	Lcati@equityny.com

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In thousands, except per share data)

(Unaudited)

	For the three months ended March 31,
	2013	2012
Net sales	$121,537	$87,255
Cost of sales	67,756	49,877

Gross profit	53,781	37,378
Operating expenses	27,628	22,976

Operating income	26,153	14,402
Interest expense	547	735
Interest capitalized	(194)	(36)

Income before provision for income taxes	25,800	13,703
Income tax expense	8,981	4,969

Net income	16,819	8,734
Net loss attributable to non-controlling interest	96	—

Net income attributable to American Vanguard	16,915	8,734

Change in fair value of interest rate swaps	178	22
Foreign currency translation adjustment	407	542

Comprehensive income	$17,500	$9,298

Earnings per common share—basic	$.60	$.32

Earnings per common share—assuming dilution	$.59	$.31

Weighted average shares outstanding—basic	28,269	27,624

Weighted average shares outstanding—assuming dilution	28,879	28,299

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	Mar. 31, 2013	Dec. 31, 2012
	(Unaudited)	(Note)
ASSETS
Current assets:
Cash	$9,995	$38,476
Receivables:
Trade, net of allowance for doubtful accounts of $623 and $623, respectively	146,917	76,073
Other	1,294	1,230

	148,211	77,303

Inventories	109,489	87,951
Prepaid expenses	13,909	13,710
Deferred income tax assets	4,877	4,877

Total current assets	286,481	222,317
Property, plant and equipment, net	48,001	45,701
Intangible assets	111,933	113,521
Other assets	28,030	18,351

	$474,445	$399,890

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current installments of long-term debt	$10,070	$16,247
Current installments of other liabilities	1,703	1,839
Accounts payable	63,909	32,838
Deferred revenue	2,279	20,427
Accrued program costs	73,696	32,335
Accrued expenses and other payables	9,564	8,671
Income taxes payable	7,364	1,313

Total current liabilities	168,585	113,670
Long-term debt, excluding current installments	39,878	36,196
Other liabilities, excluding current installments	4,783	5,425
Deferred income taxes	19,163	19,163

Total liabilities	232,409	174,454

Commitments and contingent liabilities
Stockholders’ equity:
Preferred stock, $.10 par value per share; authorized 400,000 shares; none issued	—	—
Common stock, $.10 par value per share; authorized 40,000,000 shares; issued 30,923,543 shares at March 31, 2013 and 30,766,730 shares at December 31, 2012	3,094	3,077
Additional paid-in capital	55,478	54,323
Accumulated other comprehensive loss	(1,177)	(1,762)
Retained earnings	189,182	174,243

	246,577	229,881
Less treasury stock, at cost, 2,310,634 shares at both March 31, 2013 and December 31, 2012	(4,804)	(4,804)

American Vanguard stockholders’ equity	241,773	225,077
Non-controlling interest	263	359

Total stockholders’ equity	242,036	225,436

	$474,445	$399,890

Note: The balance sheet at December 31, 2012 has been derived from the audited financial statements at that date.

See notes to consolidated financial statements.

AMERICAN VANGUARD CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

For The Three Months Ended March 31, 2013 and 2012

(Unaudited)

Increase (decrease) in cash	2013	2012
Cash flows from operating activities:
Net income	$16,819	$8,734
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization of fixed and intangible assets	3,699	3,469
Amortization of other long term assets	836	682
Amortization of discounted liabilities	42	198
Stock-based compensation	688	422
Tax benefit from exercise of stock options	(57)	(43)
Changes in assets and liabilities associated with operations:
Increase in net receivables	(70,908)	(30,300)
Increase in inventories	(21,538)	(3,599)
Increase in prepaid expenses and other assets	(7,027)	(1,568)
Increase in income tax receivable/payable, net	6,108	3,725
Increase in accounts payable	31,250	1,188
Decrease in deferred revenue	(18,148)	(7,571)
Increase in other payables and accrued expenses	40,100	17,065

Net cash used in operating activities	(18,136)	(7,598)

Cash flows from investing activities:
Capital expenditures	(4,396)	(5,718)
Investment	(3,687)	—

Net cash used in investing activities	(8,083)	(5,718)

Cash flows from financing activities:
Net borrowings under line of credit agreement	6,200	—
Payments on long-term debt	(2,500)	(2,000)
Payments on other long-term liabilities	(682)	—
Tax benefit from exercise of stock options	57	43
Decrease in other notes payable	(6,154)	(6,035)
Proceeds from the issuance of common stock (sale of stock under ESPP and exercise of stock option)	427	417

Net cash used in financing activities	(2,652)	(7,575)

Net decrease in cash	(28,871)	(20,891)
Cash and cash equivalents at beginning of period	38,476	35,085
Effect of exchange rate changes on cash	390	538

Cash and cash equivalents as of March 31	$9,995	$14,732